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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SLM INTERNATIONAL, INC.

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law

     SLM International, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on September 24, 1991.

     SECOND: The Certificate of Incorporation is amended to change the name of the Corporation by striking paragraph FIRST of the Certificate of Incorporation in its entirety and inserting the following new paragraph FIRST as follows:

     "FIRST: The name of the corporation (hereinafter called the "Corporation") is The Hockey Company."

     THIRD: This Amendment to the Certificate of Incorporation was duly adopted by the unanimous written vote of the Board of Directors in accordance with
Section 141(f) of the Delaware General Corporation Law and the amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of the outstanding shares entitled to vote thereon, and due notice so taken has been given to those stockholders who have not consented in writing pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of its Certificate of Incorporation to be executed this 1st day of February, 1999.

                                   SLM INTERNATIONAL, INC.



                                   By: /s/ Gerald B. Wasserman
                                      -------------------------------
                                       Gerald B. Wasserman
                                       Chief Executive Officer